UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Asset Purchase Agreement related to My Care, LLC wholly owned subsidiary

On March 3, 2020 the Company announced that has opened a new business aimed at empowering nurse practitioners to have their own independent primary care clinics in States where full practice authority for nurse practitioners is supported. The business assets that become the new venture were developed by a group of senior healthcare executives who previously brought to scale the business known as Minute Clinic, now a part of CVS. In order to establish the new operations, the Company entered into a definitive Asset Purchase Agreement (“APA”) as of March 2, 2020, by and among My Care, LLC, a newly formed entity in Minnesota which is whose sole member and owner is Mitesco N. A., LLC. a Colorado entity (the “Buyer”) owned solely by True Nature Holding, Inc., and with the following four (4) individuals: James Woodburn, Kevin Lee Smith, Michael Howe and Rebecca Hafner-Fogarty (“the Seller”). The APA calls for the full and exclusive acquisition of all assets, intellectual properties and related materials related to the establishment of a series of clinics utilizing nurse practitioners and telemedicine technology domestically and internationally. The consideration for this acquisition is the issuance of the Company’s Series A Preferred stock in the face amount of $120,000 in aggregate. The Series A Preferred shares are perpetual redeemable shares that pay a dividend equal to ten percent (10%) per year. A complete description of the securities can be found in the APA included herein. The Form of Designation for the Series A Preferred stock can be found as Exhibit 3.07 to this filing.

A key part of the agreement is a consulting agreement with each of the four (4) individuals who will implement the plan and operate the business through the My Care, LLC wholly owned subsidiary. The compensation for the individuals includes: a) a monthly consulting fee of $5,000 per person or $20,000 in the aggregate to be distributed as determined by the independent contractors, and b) the issuance of 500,000 common stock options to each individual, vesting based on time and performance over three (3) years. The common stock options are priced at $0.05 and shall be included in the 2020 Stock Option Plan, which the Company expects to file shortly under a S-8 registration statement. A copy of the APA is included with this filing as Exhibit 10.1 to this filing. A copy of the form of consulting agreement is included in the APA.

Sale and Issuance of Eagle Equities, LLC Term Note

The Company entered into a Securities Purchase Agreement and Promissory note dated March 9, 2020 and funded on March 11, 2020 in the net amount of $129,000. The lender was Eagle Equities, LLC. The new note carries an 12% interest rate and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, and management intends to fulfil this option, at a premium of 110% to 140% of principal and interest between the date of issuance and 180 days thereafter. Should the note not be paid in full, any remaining balance, at any time after 180 days after issuance maybe convertible into the Company’s common stock at a conversion price for each share of common stock equal to 60% of the lowest traded price of the Company's common stock for the 20 prior trading days including the day upon which a notice of conversion is received by the Company. The use of proceeds requires the Company to redeem certain previously issued convertibles notes, and there is a prohibition in the agreement against additional discounted convertible notes.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, filed as Exhibits 4.01 and 4.02, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Entry into Termination of a Material Definitive Agreement.

Redemption of Certain Previously Issued Convertible Notes

As a part of its recently announced initiative to eliminate its convertible note financings, on March 11, 2020 True Nature Holding, Inc. (the “Company”) paid in full a previously issued convertible notes with Power Up Lending Group, LTD (“Power Up”). The Power Up Convertible Bridge Note dated September 12, 2019, whose face amount was $45,000 was paid in full for $71,494.52, including all accrued interest. The Company has plans in place to continue such payments on any remaining convertible notes, such that it will eliminate all shares issued in conjunction with discounted convertible notes.

Amendment to Warrants Previously Issued

On March 10, 2020 the Company completed an amendment with Crown Bridge Partners, LLC (“Crown”) related to three (3) warrants previously issued in conjunction with certain convertible notes. As a result of the agreement: (i) the first note was fully exercised through the issuance of 4,098,556 shares of common stock, and is now fully extinguished, (ii) the second note has been modified such that exactly 2,901,444 shares will be issued to fully satisfy the warrant, and (iii) the third warrant was fully extinguished with no shares issued and none to be issued. The amendment is included in this filing as Exhibit 4.03 to this filing. This fully eliminates any, and all warrants with any lenders. The aforementioned convertible notes with Crown had been fully satisfied during FY2019 and no further notes exist.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

On March 9, 2020 the Board of Directors agreed to implement the 2020 Employee Stock Option Plan (“the Plan”). This plan will be filed with Form S-8 shortly. The plan calls for the issuance of up to 8,500,000 stock options, all subject to certain vesting and performance requirements. In conjunction with the Plan it has agreed to issue the following options to the two (2) officers and two (2) Directors of the Company.

The two (2) outside Directors, Ron Riewold and Tom Brodmerkel shall receive options to purchase up to 1,000,000 shares each, priced at $0.05 and vesting over three (3) years. The two (2) operating executive Directors, Larry Diamond and Julie Smith shall receive options to purchase 1,500,000 each, priced at $0.05 and vesting over three (3) years subject to certain performance conditions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Applications to FINRA for Name and Symbol Changes

The Company has also filed for a name and stock symbol change with FINRA, changing the name from True Nature Holding, Inc. to Mitesco, Inc. with the requested stock symbol of “MITI”. Other than the change of the Company name for marketing purposes there are no other corporate actions planned.

Newly Formed Wholly Subsidiaries and International Operations

The Company has formed Mitesco N. A., LLC, a Colorado corporation which will house all North American operations. For European acquisitions, the Company has formed Acelerar Healthcare Holdings, LTD., which is based in Dublin, Ireland and will house all European acquisitions.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on March 3, 2020 discussing a number of matters including the acquisition of certain assets related to its My Care, LLC subsidiary. The press release which can be found on its company web site, www.truenatureholding.com is included herein as Exhibit 99.1.

Item 8.01	Other Items.

The Company has formed Mitesco N. A., LLC, a Colorado corporation which will house all North American operations. For European acquisitions, the Company has formed Acelerar Healthcare Holdings, LTD., which is based in Dublin, Ireland and will house all European acquisitions. On March 5, 2020 the Company agreed to issue a consultant and advisor to the Board a total of 1,500,000 stock options under the 2020 Stock Option Plan on the same terms as the operating executives in the Company. These options will be included in the Form S-8 registration statement to be filed shortly.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.07	Form of Designation for Series A Preferred Stock
4.01	12% Convertible Redeemable Promissory Note, dated March 9, 2020 with Eagle Equities Inc.
4.02	Securities Purchase Agreement dated March 9, 2020 with Eagle Equities, Inc.
4.03	Agreement to Amend Warrants with Crown Bridge Partners, LLC dated March 10, 2020.
10.1	Asset Purchase Agreement dated March 3, 2020 related to My Care, LLC
99.1	Press release dated March 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: March 13, 2020	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer